Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR THIRD QUARTER FISCAL 2018, INCREASES QUARTERLY DIVIDEND AND DECLARES SPECIAL DIVIDEND

Company reports positive comparable restaurant and retail sales

Board increases quarterly dividend to $1.25 per share and declares special dividend of $3.75 per share

LEBANON, Tenn. – May 22, 2018 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2018 ended April 27, 2018.

Third Quarter Fiscal 2018 Highlights

•	Comparable restaurant sales growth of 1.5% and traffic of -1.3% outperformed the casual dining industry.

•	Net income was $48.7 million, a 3.9% increase over prior year third quarter net income of $46.9 million.

•	Diluted earnings per share were $2.03, a 4.1% increase compared to $1.95 in the prior year third quarter.

•	The Company announced that its Board of Directors increased the quarterly dividend to $1.25 per share on the Company’s common stock, which represents a 4.2% increase over the Company’s previous quarterly dividend of $1.20.

•	The Board of Directors also declared a special dividend of $3.75 per share on the Company’s common stock.

Commenting on the third quarter, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased that we again delivered positive comparable store sales growth in both restaurant and retail and that the sales trend reflected sequential improvement versus previous quarters. Higher commodity inflation and expenses related to our strategic initiatives pressured operating margins, but I’m pleased with the progress we’re making. Our confidence in the strength of our business is reflected in our increased regular dividend and our declared special dividend.”

Third Quarter Fiscal 2018 Results

Revenue

The Company reported total revenue of $721.4 million for the third quarter of fiscal 2018, representing an increase of 3.0% over the third quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 1.5%, including a 2.8% increase in average check partially offset by a 1.3% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.5%. Comparable store retail sales increased 0.9% from the prior year quarter.

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

Cracker Barrel comparable store restaurant traffic, average check, and comparable store restaurant sales and retail sales for the fiscal months of February, March, and April and the third quarter were as follows:

	February	March	April	Third Quarter(1)
Comparable restaurant traffic	-3.2%	-0.9%	-0.3%	-1.3%
Average check	2.3%	2.5%	3.6%	2.8%
Comparable restaurant sales	-0.9%	1.6%	3.3%	1.5%
Comparable retail sales	0.8%	4.7%	-1.7%	0.9%

(1)	The Company estimates third quarter inclement weather reduced traffic and sales by approximately 0.4%.

Operating Income

Operating income in the third quarter was $63.3 million, or 8.8% of total revenue, a decrease from the prior year quarter result of $71.5 million, or 10.2% of total revenue. As a percentage of total revenue, increases in other store operating expenses and cost of goods sold were partially offset by reductions in labor and related expenses and general and administrative expenses.

Diluted Earnings per Share

Diluted earnings per share were $2.03, an $0.08 increase over the prior year third quarter.

Quarterly Dividend Increase and Special Dividend

The Company announced that its Board of Directors increased the quarterly dividend to $1.25 per share on the Company’s common stock, which represents a 4.2% increase over the Company’s previous quarterly dividend of $1.20. The quarterly dividend is payable on August 6, 2018 to shareholders of record on July 13, 2018.

The Board of Directors also declared a special dividend of $3.75 per share on the Company’s common stock. This is the Company’s fourth special dividend declaration. The special dividend is payable on August 3, 2018 to shareholders of record on July 13, 2018.

Fiscal 2018 Outlook

The Company now expects to report earnings per diluted share for the 2018 fiscal year of between $10.35 and $10.45 and adjusted earnings per diluted share for the 2018 fiscal year of between $9.30 and $9.40. The Company continues to anticipate total revenue of approximately $3.1 billion, reflecting the expected opening of eight new Cracker Barrel stores and three new Holler & Dash Biscuit House restaurants. The Company continues to anticipate comparable store restaurant sales growth of between 1.0% and 2.0% and approximately flat comparable store retail sales growth. The Company now expects food commodity inflation of approximately 3.25% for the year. The Company now projects an operating income margin of approximately 9.5% of total revenue for fiscal 2018. The Company expects depreciation expense of approximately $95 million; net interest expense in the range of $15 million and $16 million; and capital expenditures of approximately $150 million. The Company now estimates a blended effective tax rate for fiscal 2018 of approximately 11%.

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

The Company’s 2018 fiscal year is a 53-week year. The Company estimates the impact of the 53rd week, which is included in its guidance, to contribute earnings per diluted share of approximately $0.35.

The Company reminds investors that its outlook for fiscal 2018 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2018 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through June 7, 2018.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping – all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 653 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2018 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
			Percentage			Percentage
	4/27/18	4/28/17	Change	4/27/18	4/28/17	Change
Total revenue	$721,413	$700,410	3%	$2,219,552	$2,183,063	2%
Cost of goods sold, exclusive of depreciation and rent	217,719	205,882	6	689,420	673,911	2
Labor and other related expenses	257,360	250,819	3	769,154	759,193	1
Other store operating expenses	147,616	136,231	8	441,843	415,136	6

Store operating income	98,718	107,478	(8)	319,135	334,823	(5)
General and administrative expenses	35,409	36,000	(2)	108,314	104,905	3

Operating income	63,309	71,478	(11)	210,821	229,918	(8)
Interest expense	3,594	3,389	6	10,892	10,703	2

Pretax income	59,715	68,089	(12)	199,929	219,215	(9)
Provision for income taxes	10,968	21,165	(48)	13,663	71,209	(81)

Net income	$48,747	$46,924	4	$186,266	$148,006	26

Earnings per share – Basic:	$2.03	$1.95	4	$7.76	$6.16	26

Earnings per share – Diluted:	$2.03	$1.95	4	$7.74	$6.14	26

Weighted average shares:
Basic	24,003,611	24,042,573	(0)	24,013,435	24,028,175	(0)
Diluted	24,065,783	24,121,203	(0)	24,075,834	24,111,753	(0)

Ratio Analysis
Total revenue:
Restaurant	82.2%	82.1%		79.9%	79.7%
Retail	17.8	17.9		20.1	20.3

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.2	29.4		31.1	30.9
Labor and other related expenses	35.7	35.8		34.6	34.8
Other store operating expenses	20.4	19.5		19.9	19.0

Store operating income	13.7	15.3		14.4	15.3
General and administrative expenses	4.9	5.1		4.9	4.8

Operating income	8.8	10.2		9.5	10.5
Interest expense	0.5	0.5		0.5	0.5

Pretax income	8.3	9.7		9.0	10.0
Provision for income taxes	1.5	3.0		0.6	3.2

Net income	6.8%	6.7%		8.4%	6.8%

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/27/18	4/28/17
Assets
Cash and cash equivalents	$174,294	$183,693
Accounts receivable	18,630	18,602
Inventory	156,991	155,532
Prepaid expenses and other current assets	20,160	17,446
Deferred income taxes	0	2,867
Property and equipment, net	1,126,840	1,093,354
Other long-term assets	71,416	63,534

Total assets	$1,568,331	$1,535,028

Liabilities and Shareholders’ Equity
Accounts payable	$104,702	$98,462
Other current liabilities	246,862	239,808
Long-term debt	400,000	400,000
Other long-term obligations	128,389	134,753
Deferred income taxes	47,997	60,045
Shareholders’ equity, net	640,381	601,960

Total liabilities and shareholders’ equity	$1,568,331	$1,535,028

Common shares issued and outstanding	24,003,611	24,042,573

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	4/27/18	4/28/17
Cash flows from operating activities:
Net income	$186,266	$148,006
Depreciation and amortization	68,297	63,628
Loss on disposition of property and equipment	4,757	3,760
Share-based compensation, net of excess tax benefit	6,063	5,144
(Increase) in inventories	(624)	(3,224)
(Decrease) in accounts payable	(13,693)	(34,031)
Net changes in other assets and liabilities	(30,091)	19,789

Net cash provided by operating activities	220,975	203,072

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(101,685)	(80,861)
Proceeds from sale of property and equipment	393	413

Net cash (used in) investing activities	(101,292)	(80,448)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(3,360)	(6,031)
Excess tax benefit from share-based compensation	0	1,203
Purchases and retirement of common stock	(14,772)	0
Dividends on common stock	(88,258)	(85,069)

Net cash (used in) financing activities	(106,390)	(89,897)

Net increase in cash and cash equivalents	13,293	32,727
Cash and cash equivalents, beginning of period	161,001	150,966

Cash and cash equivalents, end of period	$174,294	$183,693

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	4/27/18	4/28/17	4/27/18	4/28/17
Units in operation:
Open at beginning of period	654	645	649	641
Opened during period	5	2	10	6

Open at end of period	659	647	659	647
Total revenue: (In thousands)
Restaurant	$592,677	$575,098	$1,774,112	$1,739,888
Retail	128,736	125,312	445,440	443,175

Total revenue	$721,413	$700,410	$2,219,552	$2,183,063

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$151,953	$142,486	$453,016	$441,338
Retail	65,766	63,396	236,404	232,573

Total cost of goods sold	$217,719	$205,882	$689,420	$673,911

Average unit volume: (In thousands)
Restaurant	$902.7	$890.8	$2,715.5	$2,702.0
Retail	196.1	194.1	681.8	688.3

Total	$1,098.8	$1,084.9	$3,397.3	$3,390.3

Operating weeks:	8,535	8,393	25,480	25,113

	Q3 2018 vs. Q3 2017	9 mo. 2018 vs. 9 mo. 2017
Comparable store sales period to period increase (decrease):
Restaurant	1.5%	1.0%
Retail	0.9%	(0.6%)
Number of locations in comparable store base:
	639	635

- MORE -

Cracker Barrel Reports Third Quarter Results

May 22, 2018

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results to adjusted non-GAAP operating results

(Unaudited)

In the accompanying press release the Company makes reference to adjusted earnings per share when excluding a one-time non-cash revaluation of a net deferred tax liability.    The Tax Act, which became effective on January 1, 2018 and prior to the end of our second quarter, lowered the federal corporate income tax rate to 21%. During the second quarter of 2018, the Company recorded a provisional tax benefit for re-measurement of deferred tax liabilities due to this rate change, of approximately $25 million.    The Company believes that excluding this item and its related tax effects from its financial results reflects the current cash impact of tax reform for the Company’s current fiscal year, and, as such may provide investors with an enhanced understanding of the Company’s financial results. This information is not intended to be considered in isolation or as a substitute for income or earnings per share information prepared in accordance with GAAP.

FY 2018 First Nine Months
GAAP Reported Earnings per Diluted Share	$7.74
One-time Non-Cash Revaluation of Net Deferred Tax Liability	($1.06)

Adjusted Earnings per Diluted Share	$6.68

- END -